Exhibit 99.1

FOR IMMEDIATE RELEASE

Apollo Global, Inc. Agrees to Acquire a Majority Interest in Open Colleges Australia

Agreement with one of Australia’s leading distance education institutions for adult learners marks first entry into continent for Apollo Global

PHOENIX, December 17, 2013 - Apollo Education Group, Inc. (NASDAQ: APOL) announced today its wholly-owned subsidiary Apollo Global, Inc. has agreed to acquire Open Colleges Australia Pty Ltd (“Open Colleges”), one of Australia’s oldest and largest providers of distance learning.

Apollo Global, through a wholly-owned subsidiary, has agreed to purchase 70 percent of the outstanding shares of Open Colleges for cash of approximately A$110 million (US$98.5 million based on current exchange rates), plus contingent payments of up to an aggregate of A$52.5 million (US$47 million), principally based on 2014 operating results. Apollo Global has an option to purchase the remaining 30 percent in the future.

“We are proud to welcome Open Colleges Australia into the Apollo Education Group family,” said Greg Cappelli, Apollo Education Group Chief Executive Officer. “Aligned with our strategy to diversify globally, Open Colleges broadens our reach to serve adult learners in the growing Australian education and training market, and provides a platform for Apollo Global to operate and expand in other areas of the region.”

“Open Colleges shares our commitment to academic quality, service and bridging education to careers,” said Curtis Uehlein, Apollo Global President. “We are pleased to integrate Open Colleges’ best practices in student service and academic quality with our global commitment to develop world-class curriculum and technology solutions that make education more accessible and effective.”

Open Colleges is a leader in online learning in Australia delivering more than 130 courses, including nationally recognized qualifications, in disciplines such as health care, community services, business and management, finance and accounting, technology and design. Open Colleges has delivered education and training to more than 700,000 Australians and focuses on meeting the needs of adult learners by providing highly flexible, accessible and affordable education and training.

“We are delighted to be working with Apollo Education Group,” said Anthony Bohm, Joint CEO of Open Colleges. “We believe that this alliance will deliver significant benefits to our students, staff, partners and stakeholders. Open Colleges will leverage the cutting-edge technology, expertise and experience of one of the global leaders in online learning.”

“As we consider our international expansion options, there are clear benefits in terms of the global presence, expertise and significant resources of Apollo Global,” said Mark Rohald, Joint CEO of Open Colleges.

The acquisition is subject to customary closing conditions and is anticipated to be completed during the second quarter of fiscal year 2014. Based on preliminary analysis, Apollo Education Group does not expect the transaction to have a material impact on its fiscal 2014 financial results, excluding acquisition expenses and other special charges, and anticipates it will be long-term value accretive.

About Apollo Education Group, Inc.

Apollo Education Group, Inc. is one of the world’s largest private education providers and has been in the education business since 1973. Through its subsidiaries: University of Phoenix, Apollo Global, Institute for Professional Development, Western International University and College for Financial Planning, Apollo Education Group offers innovative and distinctive educational programs and services, online and on-campus, at the undergraduate, masters and doctoral levels. Its educational programs and services are offered throughout the United States and in Latin America and Europe, as well as online throughout the world. For more information about Apollo Education Group, Inc. and its subsidiaries, call (800) 990-APOL or visit www.apollo.edu.

About Apollo Global, Inc.

Apollo Global was formed in 2007 to make investments primarily in the international education services sector. Apollo Global provides business and technology management, consulting and training and operational services in the fields of higher education and education administration to its network of schools. Apollo Global is a consolidated subsidiary of Apollo Education Group. Its education network includes BPP University in the United Kingdom, Universidad Latinoamericana in Mexico, Universidad de Artes, Ciencias y Comunicación in Chile and Bridge School of Management in India, developed through a joint venture with HT Media Limited, an Indian media company.

About Open Colleges Australia

Since 1910, Open Colleges has been helping people from all walks of life to launch, change or accelerate their careers. Open Colleges is Australia’s largest private distance education provider with a strong focus on quality, innovation and student support. Open Colleges offers an extensive range of nationally recognized and government approved qualifications, spanning diverse disciplines and industries. Open Colleges focuses on meeting the specific needs of adult learners by delivering highly flexible, accessible and affordable learning opportunities. Open

Colleges’ learning model provides learners with ultimate control – they are empowered to study anywhere, anytime and at their own pace. With unprecedented take-up of online learning in Australia, Open Colleges continues to be the pioneer in open learning in Australia. Open Colleges Australia comprises three institutions: Open Colleges; Integrated Care & Management Training; and College of Fashion Design.

Forward-Looking Statements Safe Harbor

Statements about Apollo Education Group and its business in this release which are not statements of historical fact, including statements regarding Apollo Education Group’s future strategy and plans and commentary regarding future results of operations and prospects, are forward-looking statements and are subject to the Safe Harbor provisions created by the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current information and expectations and involve a number of risks and uncertainties. Actual plans implemented and actual results achieved may differ materially from those set forth in or implied by such statements due to various factors, including without limitation: (i) unexpected expenses or other challenges in integrating the Open Colleges business into Apollo Global, consumer or regulatory impact arising from consummation of the Open Colleges acquisition, and unexpected changes or developments in the Open Colleges business; (ii) the impact of increased competition from traditional public universities and proprietary educational institutions; (iii) the costs and effectiveness of accelerating the enhancement of University of Phoenix educational offerings to remain competitive and to more effectively deliver a quality student experience at the right value; (iv) any adverse impact on University of Phoenix’s business arising from the Notice sanction imposed by the University’s principal accreditor, and any associated impact on the University’s pending recertification by the U.S. Department of Education for participation in Title IV student financial aid programs; (v) the impact of the Company’s recent campus closures and other restructuring initiatives; (vi) the impact of the recent operational and governance changes made to increase University of Phoenix autonomy in response to governance concerns expressed by its principal accreditor; (vii) the impact of any reduction in financial aid available to students, including active and retired military personnel, due to the U.S. government debt ceiling limitations, budget sequestration or otherwise; (viii) the impact of changes in marketing channels and other recruiting practices; (ix) the costs and effectiveness of University of Phoenix initiatives to improve student retention, improve student outcomes and demonstrate a compelling relationship between a student’s education and career; (x) changes in law or regulation affecting the University of Phoenix’s eligibility to participate in or the manner in which it participates in U.S. federal and state student financial aid programs, including changes that may be included in the reauthorization of the federal Higher Education Act and the proposed Department of Education regulations relating to gainful employment; (xi) changes in University of Phoenix’s business necessary to remain in compliance with U.S. federal student financial aid program regulations, including the so-called 90/10 Rule and the limitations on student loan cohort default rates, and to remain in compliance with the accrediting criteria of the relevant accrediting bodies; (xii) changes in University of Phoenix enrollment or student mix; and (xiii) unexpected changes in the U.S. or global economy. For a discussion of the various factors that may cause actual plans implemented and actual results achieved to differ materially from those set forth in the forward-looking statements, please refer to the risk factors and other disclosures contained in Apollo Education Group’s Form 10-K for fiscal year 2013, which is available at www.apollo.edu.

Investor Relations Contacts:

Beth Coronelli, (312) 660-2059

beth.coronelli@apollo.edu

Erin Kelly, (602) 557-3830

erin.kelly@apollo.edu

Media Contact:

Ryan Rauzon (916) 599-2911

ryan.rauzon@apollo.edu